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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                             STATE OF                                                PERCENTAGE
                   COMPANY NAME                           INCORPORATION                  TAX I.D.                     OWNERSHIP
                   ------------                           -------------                  --------                     ---------
Alliance Insurance
Management, Inc. (AIM)                                       Kentucky                   61-1396119                  100% Indirect

Citizens Insurance Company of America (CICA)                 Colorado                   84-0583103                   100% Direct

Citizens USA Life Insurance Company (CUSA)                   Illinois                   37-0862705                  100% Indirect

Combined Underwriters Life Insurance
Company (Combined)                                            Texas                     75-0892859                  100% Indirect

Computing Technology, Inc.
(CTI)                                                        Colorado                   84-1037266                  100% Indirect

First Alliance Corporation
(First Alliance)                                             Kentucky                   61-1242009                   100% Direct

First Alliance Insurance Company (FAIC)                      Kentucky                   61-1274538                  100% Indirect

Funeral Homes of America, Inc.
(FHA)                                                       Louisiana                   72-1148400                  100% Indirect

Insurance Investors, Inc. (III)                               Texas                     74-1458561                  100% Indirect

KYWIDE Insurance
Management, Inc. (KYWIDE)                                    Kentucky                   31-1561998                  100% Indirect

Mid-American Alliance Corporation (Mid-American)             Missouri                   43-1211028                  100% Indirect

Mid-American Alliance Insurance Agency, Inc.
(MAAIA)                                                      Missouri                   43-1211028                  100% Indirect

Mid-American Associates
Agency, Inc. (MAAAI)                                         Missouri                   43-1437941                  100% Indirect

Mid American Century Life
Insurance Company (MACLIC)                                   Missouri                   43-1309533                  100% Indirect

Security Alliance Insurance
Company (SAIC)                                               Arkansas                   71-0572974                  100% Indirect
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